UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) — August 18, 2009
ONCOR ELECTRIC DELIVERY COMPANY LLC
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	333-100240 (Commission File Number)	75-2967830 (I.R.S. Employer Identification No.)
1601 Bryan Street, Dallas, Texas 75201
(Address of principal executive offices, including zip code)
Registrants’ telephone number, including Area Code — (214) 486-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On August 18, 2009, the Organization and Compensation Committee (the “O&C Committee”) of the Board of Directors of Oncor Electric Delivery Company LLC (the “Company”) adopted the Oncor Electric Delivery Company LLC Amended and Restated Executive Annual Incentive Plan (the “Executive Incentive Plan”), which amends and restates the Company’s previous executive incentive plan. The Executive Incentive Plan is effective as of January 1, 2009 and provides for the payment of cash incentive compensation to participants if specified performance objectives are achieved. Elected officers of the Company having a title of vice president or above and other specified key employees are eligible to participate in the Executive Incentive Plan provided they are employed by the Company for a period of three full months during a January 1 to December 31 plan year. The O&C Committee and the Company’s chief executive officer are responsible for administering the Executive Incentive Plan.
The aggregate amount of awards payable in any given plan year is calculated based on the target award levels of participants in the Executive Incentive Plan, the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) and any additional operational, financial or other metrics that the O&C Committee elects to apply in determining the aggregate amount of awards (“Additional Metrics”). Additional Metrics may include, but are not limited to, safety measures, reliability measures, cost management measures, capital plan management measures and the Company’s cash flow from operating activities. The Executive Incentive Plan provides that the O&C Committee will determine the minimum Company EBITDA and any Additional Metrics necessary to fund awards for each plan year. Each plan year the O&C Committee will also set target award levels for the Company’s executive officers and certain other key employees, while the Company’s “executive team” (as defined in the Executive Incentive Plan) will set target award levels for all other participants in the Executive Incentive Plan. Target award levels are set as a percentage of a participant’s base salary and are based on target performance of the Company and individual participant performance.
Individual awards under the Executive Incentive Plan are calculated by multiplying a participant’s target award level against a percentage based on the Company’s EBITDA and any Additional Metrics the O&C Committee elects to apply in any given plan year. In addition, under the Executive Incentive Plan individual performance modifiers can increase awards to a participant by up to 200% or decrease awards by up to 100% depending on such participant’s performance rating. Each plan year, the O&C Committee will determine the individual performance modifiers for executive officers and certain other key employees and the Company’s executive team will determine the individual performance modifiers for other participants. Factors used in determining individual performance modifiers may include Company financial or operational measures, individual management and other goals, personal job objectives and competencies, the demonstration of team building and support attributes and general demeanor and behavior.
All awards will be made in the form of lump sum cash payments to participants by March 15 of the year following the end of the plan year to which the award relates. Participation in the Executive Incentive Plan generally ceases immediately upon termination of employment.
The Executive Incentive Plan may be amended, suspended or terminated at any time by action of the O&C Committee, but no such action may adversely affect any participant’s right to receive any amounts to which they became entitled prior to such amendment, suspension or termination.
The foregoing description of the Executive Incentive Plan is qualified in its entirety by reference to the complete terms of the Executive Incentive Plan, which is attached hereto as Exhibit 10.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
10.1	Oncor Electric Delivery Company LLC Amended and Restated Executive Annual Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the following registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC
By:	/s/ Richard C. Hays
Richard C. Hays
Controller

Dated: August 24, 2009

EXHIBIT INDEX
Exhibit
10.1	Oncor Electric Delivery Company LLC Amended and Restated Executive Annual Incentive Plan